January 17, 2019

Via EDGAR Submission

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Ellington Income Opportunities Fund (the “Fund”)

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Fund’s initial Registration Statement under the Investment Company Act of 1940 (the “1940 Act”) on October 18, 2018. We hereby give you our consent to incorporate by reference the Legal Opinion into Amendment No. 1 under the 1940 Act.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP